Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-292132 on Form S-4 filed on the date herewith of Volato Group, Inc. of our report dated March 12, 2026, relating to the consolidated financial statements of Volato Group, Inc. as of and for the year ended December 31, 2025, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 12, 2026